Exhibit 99.2

Boulder Brands to Explore Strategic Alternatives to Enhance Shareholder Value

Boulder, CO – August 6, 2015 – Boulder Brands, Inc. (Nasdaq: BDBD) today announced that its Board of Directors has authorized a process to explore a range of strategic and financial alternatives to enhance shareholder value. The Company has engaged William Blair & Company as its financial advisor to assist with its review of alternatives. The Company has recently received inquiries from a number of qualified parties that expressed interest in discussing a potential transaction with Boulder Brands.

The Company’s independent directors will oversee this process so that management can continue to execute the Company’s ongoing initiatives, increase operational efficiencies, improve financial performance and bolster the position of its brands and business. In addition, the Board has determined to suspend its search for a permanent CEO while it undertakes this process.

The Company stated that no decision has been made and that there can be no assurance that the Board’s exploration of strategic or financial alternatives will result in any transaction being entered into or consummated. The Company has not set a timetable for completion of this process and does not intend to discuss or disclose developments with respect to this process unless or until the Board has approved a definitive course of action or otherwise concludes the review of strategic alternatives.

About Boulder Brands, Inc.

Boulder Brands, Inc. (NasdaqGM: BDBD) is committed to offering food solutions that give consumers opportunities to improve their lives - one product at a time. The company’s health and wellness platform consists of brands that target specific health trends: the Glutino® and Udi’s Gluten Free® brands for gluten-free diets; the Earth Balance® brand for plant-based diets; the Level Life(TM) brand for diabetes-friendly diets; EVOL foods for consumers seeking simple and pure ingredients; and the Smart Balance® brand for heart healthier diets. For more information about Boulder Brands, Inc., please visit www.boulderbrands.com.

Investor Contact:

Carole Buyers, CFA

Senior Vice President

Investor Relations & Business Development

Boulder Brands, Inc.

cbuyers@boulderbrands.com

720-550-5010

Media:

Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Forward-looking Statements

Statements made in this press release that are not historical facts, including statements about the Company’s plans, strategies, beliefs, and expectations, including the Company’s outlook for all of 2015, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may include use of the words “expect,” “estimate,” “anticipate,” “plan,” “intend,” “project,” “may,” “believe” and similar expressions. Forward-looking statements speak only as of the date they are made, and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations, changes in financial condition, changes in general economic or business conditions, changes in estimates, expectations or assumptions, or circumstances or events arising after the issuance of this press release. Actual results may differ materially from such forward-looking statements for a number of reasons, including risks related to: the exploration of strategic alternatives, including whether any potential sale or merger of the Company will be consummated and, if so, the timing and terms of any such transaction, the potential loss of personnel and distraction to the Company and its management as a result of the process; changes to the Company’s management team, the Company’s ability to implement its growth strategy, the Company’s ability to manage its supply chain effectively, the Company’s ability to drive product innovation, lack of growth in consumer demand for packaged food products in the health and wellness space, the Company’s ability to maintain distribution, the Company’s ability to generate purchase volume while maintaining or growing profitability, the Company’s ability to maintain the health of its brands, and to prevent erosion of the reputation or appeal of the Company’s brands, continued adverse developments with respect to the sale of the Company’s buttery spreads and related products, adverse developments with respect to the demand for the Company’s gluten free products, maintaining and upgrading the Company’s manufacturing facilities, the loss of a contract manufacturer, the Company’s rapid growth and need to build an infrastructure and workforce, termination of the Company’s relationships with its primary sales agents, changes in consumer preferences, potential unavailability of necessary capital, price increases, the Company’s ability to protect its intellectual property, the expiration of certain patents, any sustained economic downturn in the U.S. and abroad, fluctuations in various food and supply costs, regulation of the Company’s advertising, adverse publicity or consumer concern regarding safety and quality of its food products, the absence of long-term contracts with the Company’s customers, economic and political conditions in the U.S. and abroad, foreign currency fluctuations, the identification and execution and integration of acquisitions, the realization of the expected growth benefits from acquisitions, manufacturing gluten-free products, the Company’s internal control over financial reporting, labor disputes and adverse employee relations, conducting business outside of the U.S., potential liabilities of litigation, the potential unavailability of insurance, increases in costs of medical and employee benefits, the failure of the Company’s information technology systems to operate effectively, an impairment in the carrying value of the Company’s goodwill and intangible assets, volatility of the market price of the Company’s common stock, the numerous laws and regulations the Company is subject to, liabilities resulting from claims against the Company’s products, risks that customers will not accept the Company’s products for their stores, changes in retail distribution arrangements, competition, and the Company’s cash requirements and debt) as well as other risks and uncertainties set forth in the Company’s filings with the SEC.